Exhibit 10.1

AMENDMENT TO THE
ALLIED WORLD ASSURANCE COMPANY (U.S.) INC.
SECOND AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Effective as of January 1, 2016)

AMENDMENT TO THE
ALLIED WORLD ASSURANCE COMPANY (U.S.) INC.
SECOND AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Allied World Assurance Company (U.S.) Inc. (the “Company”) hereby adopts this amendment (this “Amendment”) to the Allied World Assurance Company (U.S.) Inc. Second Amended and Restated Supplemental Executive Retirement Plan (the “Plan”) with reference to the following facts:

WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Plan;

WHEREAS, the Company maintains the Plan;

WHEREAS, Section 10.2 of the Plan permits the Company to amend the Plan, in whole or in part by action of the Board unless the amendment operates to decrease the value of a Participant’s Account balance computed as of the date such amendment is approved, or to effect the timing or form of the distribution of an Account balance that is scheduled to commence on or before such date in a manner that would violate Section 409A;

WHEREAS, the Company desires to amend the Plan to provide additional benefits to certain Participants; and

WHEREAS, the Company has determined that such amendment does not operate to decrease the value of any Participant’s Account balance computed as of the date hereof, or to effect the timing or form of the distribution of an Account balance that is scheduled to commence on or before the date hereof in a manner that would violate Section 409A;

NOW THEREFORE, the Plan is hereby amended as follows:

1.                                      Section 1.1 of the Plan is hereby replaced in its entirety with the following:

“1.1                         “Account” shall mean, with respect to a Participant, any or all of a Participant’s Deferral Account, Employer Contribution Account or Special Employer Contribution Account.”

2.                                      Section 1.18 of the Plan is hereby replaced in its entirety with the following:

“1.18                  “Distribution Event” shall mean:

(a)         with respect to a Participant’s Special Employer Contribution Account only, the earliest to occur of such Participant’s Retirement, Disability, Termination of Employment or death, the occurrence of which entitles the Participant (or his Beneficiary, as the case may be) to Benefits in accordance with Article 6; and

(b)         with respect to all Accounts of a Participant (other than such Participant’s Special Employer Contribution Account), the earliest to occur of such Participant’s Retirement, Disability, Termination of Employment or death, a Change in Control, and with respect to an Affected Participant only, a Section 457A Payment Event, the occurrence of which entitles the Participant (or his Beneficiary, as the case may be) to Benefits in accordance with Article 6.

Notwithstanding anything herein to the contrary, neither a Retirement nor a Termination of Employment occurring after June 30, 2017, shall be a Distribution Event with respect to a Section 457A Grandfathered Amount payable to a Key Employee.”

3.                                      Section 1.33 of the Plan is hereby replaced in its entirety with the following:

““Retirement,” “Retire(s),” “Retiring” or “Retired” shall mean, with respect to each Employee:

(a)         with respect to such Employee’s Special Employer Contribution Account only, a voluntary severance from employment from any Employers participating in the Plan (for any reason other than a leave of absence, death or Disability) on or after the attainment of age sixty (60) with at least five (5) years of continuous service with any Employers; and

(b)         with respect to all of such Employee’s Accounts (other than such Employee’s Special Employer Contribution Account), a voluntary severance from employment from any Employers participating in the Plan (for any reason other than a leave of absence, death or Disability) on or after the attainment of age sixty five (65);

provided that, in all cases, in order for Retirement to be a Distribution Event such severance from employment must also constitute a Separation from Service.”

4.                                      The following definitions shall be added to Article 1 of the Plan in alphabetical order:

““Forfeiture Percentage” shall, with respect to each applicable Participant, be determined as follows:

(a)         if such Participant experiences a Termination of Employment prior to January 1, 2017, the Forfeiture Percentage shall be one hundred percent (100%);

(b)         if such Participant experiences a Termination of Employment on or after January 1, 2017 and prior to January 1, 2018, the Forfeiture Percentage shall be seventy five percent (75%);

(c)          if such Participant experiences a Termination of Employment on or after January 1, 2018 and prior to January 1, 2019, the Forfeiture Percentage shall be fifty percent (50%); and

(d)         if such Participant experiences a Termination of Employment on or after January 1, 2019 and prior to January 1, 2020, the Forfeiture Percentage shall be twenty five percent (25%).

“Special Employer Contribution” means the amount the Employer contributes to the Plan pursuant to Section 4.6 of this Plan.

“Special Employer Contribution Account” shall mean, with respect to each applicable Participant, an account to which shall be credited the Special Employer Contribution pursuant to Section 4.6, and any income, gains and losses attributable thereto, less any amounts distributed to the Participant or his Beneficiary that relates to such account.  The Special Employer Contribution Account balance shall be a bookkeeping entry only and shall be utilized solely for the measurement and determination of the amounts to be paid to a Participant or his Beneficiary.”

5.                                      The following sentence is hereby added to the end of Section 3.5 of the Plan:

“A Participant’s vested interest in his Special Employer Contribution Account shall be the portion of such Special Employer Contribution Account that is not subject to forfeiture in accordance with Section 4.8 below.”

6.                                      The last sentence of Section 3.6.4 of the Plan is hereby replaced in its entirety to read as follows:

“A Participant’s Employer Contribution Account balance and Special Employer Contribution Account balance shall be credited or debited on a daily basis based on the performance of each applicable Measurement Fund as though (i) a Participant’s Employer Contribution Account or Special Employer Contribution Account, as applicable, was invested in the Measurement Fund(s) selected by the Participant and (ii) the portion of the Employer Contribution or Special Employer Contribution, as applicable, that was actually deferred during any calendar month was invested in such Measurement Fund(s) in the percentages applicable to such calendar month, no later than the close of business on the last business day of such calendar month, at the closing price on such date.”

7.                                      The title of Article 4 of the Plan is hereby replaced in its entirety to read as follows:

“Employer Contributions; Special Employer Contributions”

8.                                      A new Section 4.6 of the Plan is hereby added and shall read in its entirety as follows:

“4.6                         Special Employer Contributions.  Subject to the approval by the shareholders of Allied World Assurance Company Holdings, AG in accordance with Swiss law (“Shareholder Approval”), on or promptly following the date on which Shareholder Approval is obtained, the Special Employer Contribution Account of each Participant listed on Schedule 4.6 of this Amendment shall be credited by the Employer with an amount equal to the amount set forth next to such Participant’s name on Schedule 4.6 of this Amendment or such other amount in respect of which Shareholder Approval has been obtained (such amount, the “Special Employer Contribution”).  Amounts shall be credited or debited to the Participant’s Special Employer Contribution Account in accordance with Section 3.6.  Notwithstanding anything to the contrary contained herein, no Special Employer Contribution shall be made unless Shareholder Approval with respect to the amount thereof has been obtained.”

9.                                      A new Section 4.7 of the Plan is hereby added and shall read in its entirety as follows:

“4.7                         Distribution.  If a Participant did not properly complete and deliver an Election Form with respect to the Special Employer Contributions, the vested Special Employer Contributions shall be distributed from the Special Employer Contribution Account in a lump sum on the earliest Distribution Event.”

10.                               A new Section 4.8 of the Plan is hereby added and shall read in its entirety as follows:

“4.8                         Forfeiture of Special Employer Contributions.  In the event that a Participant who has received a Special Employer Contribution experiences a Termination of Employment prior to January 1, 2020 and such Termination of Employment was either by the Company for Cause (as defined in such Participant’s employment agreement as in effect as of the date hereof) or by such Participant without Good Reason (as defined in such Participant’s employment agreement as in effect as of the date hereof), the Participant shall forfeit the Forfeiture Percentage of the Special Employer Contribution Account balance.  Notwithstanding anything herein to the contrary, the Committee at any time and from time to time may order that all or any part of a Participant’s Special Employer Contribution Account shall no longer be subject to forfeiture, and may order payment of the amounts so vested on the dates specified in such orders, if the Committee finds such action appropriate in the circumstances.”

11.                               A new Section 4.9 of the Plan is hereby added and shall read in its entirety as follows:

“4.9                         Impact of Reemployment on Vesting.  A Participant who is rehired by an Employer after his Termination of Employment shall not be entitled to amounts forfeited under Section 4.8 prior to his reemployment.”

12.                               A new Section 4.10 of the Plan is hereby added and shall read in its entirety as follows:

“4.10                  FICA and Other Taxes on Special Employer Contributions.  In accordance with Section 409A, for each Plan Year in which a portion of the Special Employer Contribution Account ceases to be subject to forfeiture, the Participant’s Employer shall withhold from that portion of the Participant’s Earnings that is not being deferred, in a manner determined by the Employer, the Participant’s share of FICA, if applicable, and any other applicable employment taxes on the Special Employer Contributions that are no longer subject to forfeiture in such year.  If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 4.10, provided such amount does not exceed the aggregate of the FICA amount and the income tax withholding related to such FICA amount.”

13.                               The following shall be added to the end of the last sentence in Section 5.2 of the Plan:

“and then from the Participant’s Special Employer Contribution Account (to the extent vested).”

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IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the 1st day of January 2016.

ALLIED WORLD ASSURANCE COMPANY (U.S.) INC.

By:	/s/ Louis Iglesias
Name: Louis Iglesias
Title: President, Allied World North America

Schedule 4.6

Participant	Special Employer Contribution (U.S. Dollars)*
John R. Bender	$2,000,000
Thomas A. Bradley	$2,000,000
Frank N. D’Orazio	$2,000,000
Wesley D. Dupont	$2,000,000
John J. Gauthier	$2,000,000
Marshall J. Grossack	$1,800,000
Louis P. Iglesias	$2,000,000
John J. McElroy	$1,700,000
TOTAL	$15,500,000

* The Special Employer Contribution for each Participant will vest in four equal annual installments, with the first, second, third and fourth installments being subject to shareholder approval at the 2016, 2017, 2018 and 2019 annual shareholder meetings of Allied World Assurance Company Holdings, AG, respectively.